FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

Sun Communities, Inc. Announces Acquisition of 6 Properties in Orlando, Florida Area

Southfield, MI, April 2, 2015 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), announced that yesterday it closed the previously-announced acquisition of six manufactured housing communities, including associated manufactured homes and certain intangibles. Although the sellers operated these communities as seven separate manufactured housing communities, the Company intends to operate them as six communities. The communities are comprised of approximately 3,130 manufactured housing sites (approximately 60% of which are in age-restricted communities) and are 96% occupied. In addition to the developed sites, there are approximately 380 potential expansion sites in the communities.

Total consideration for the acquisition was $256.2 million, including the assumption of $157.3 million of debt. The balance of the consideration was paid in a combination of $42.2 million in cash, $22.7 million in common OP Units of Sun Communities Operating Limited Partnership, the Company’s operating subsidiary (“SCOLP”) (at an issuance price of $61 per unit) and $34.0 million in newly-created Series C preferred OP units in SCOLP (at an issuance price of $100 per unit). Distributions will be paid on the Series C preferred OP units at a rate equal to 4.0% per year from the closing until the second anniversary of the date of issuance, 4.5% per year during the following three years, and 5.0% per year thereafter. At the holder’s option, each Series C preferred OP unit will be exchangeable into 1.111 shares of the Company’s common stock and holders of Series C preferred OP units will not have any voting or consent rights.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 249 communities comprising approximately 92,500 developed sites.

For more information about Sun Communities, Inc. visit our website at www.suncommunities.com

Forward Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate", "guidance" and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates; the ability to maintain rental rates and occupancy levels; competitive market forces; changes in market rates of interest; the ability of manufactured home buyers to obtain financing; the level of repossessions by manufactured home lenders; difficulties in the Company's ability to complete and integrate acquisitions (including the acquisitions described above), developments and expansions successfully; and those risks and uncertainties referenced under the headings entitled "Risk Factors" contained in the Company's annual report on Form 10-K, and the Company's other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends.